PRICING SUPPLEMENT dated May 8, 2026

(To the Prospectus and Prospectus Supplement, each dated
April 17, 2026, Product Supplement no. WF-1-I dated April 17,
2026 and Underlying Supplement no. 1-I dated April 17, 2026)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293684 and 333-293684-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$917,000 Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

■  Linked to an unequally weighted basket composed of the EURO STOXX 50® Index (40.00% weighting), the Nikkei 225 Index (25.00% weighting), the FTSE® 100 Index (17.50% weighting), the Swiss Market Index (10.00% weighting) and the S&P/ASX 200 Index (7.50% weighting) (each referred to as a “basket component”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:

■  If the level of the basket increases, you will receive the principal amount plus a positive return equal to 100% of the percentage increase in the level of the basket from the starting level, subject to a maximum upside return at maturity of 34.55% of the principal amount. As a result of the maximum upside return, the maximum maturity payment amount if the basket has appreciated is $1,345.50 per security.

■  If the level of the basket decreases but the decrease is not more than the buffer amount of 15%, you will receive the principal amount plus a positive return equal to the absolute value of the percentage decline in the level of the basket from the starting level to the ending level, which will be effectively capped at a positive return of 15%.

■  If the level of the basket decreases by more than the buffer amount, you will receive less than the principal amount and will have 1-to-1 downside exposure to the decrease in the level of the basket in excess of the buffer amount.

■  Investors may lose up to 85% of the principal amount.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” on page PS-9 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$25.75	$974.25
Total	$917,000.00	$23,612.75	$893,387.25
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $3.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $955.20 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket / Basket Components:	An unequally weighted basket (the “basket”) composed of the following basket components, with the weighting percentages noted parenthetically: the EURO STOXX 50® Index (Bloomberg ticker: SX5E) (40%), the Nikkei 225 Index (Bloomberg ticker: NKY) (25%), the FTSE® 100 Index (Bloomberg ticker: UKX) (17.50%), the Swiss Market Index (Bloomberg ticker: SMI) (10%) and the S&P/ASX 200 Index (Bloomberg ticker: AS51) (7.50%) (each referred to as a “basket component” and collectively as the “basket components”)
Pricing Date:	May 8, 2026
Issue Date:	May 13, 2026
Calculation Day[1]:	November 8, 2028
Stated Maturity Date[1]:	November 13, 2028
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•         if the ending level is greater than the starting level: $1,000 plus the lesser of:

(i)      $1,000 × basket return × upside participation rate; and

(ii)    the maximum upside return;

•         if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level:

$1,000 + ($1,000 × absolute value return of the basket); or

•         if the ending level is less than the threshold level:

$1,000 + [$1,000 × (basket return + buffer amount)]

If the ending level of the basket is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the basket in excess of the buffer amount, and you will lose some, and possibly up to 85%, of the principal amount of your securities at maturity.

Maximum Upside Return:	The “maximum upside return” is 34.55% of the principal amount ($345.50 per security). As a result of the maximum upside return, the maximum maturity payment amount is $1,345.50 per security.
Upside Participation Rate:	100%
Basket Return:	The “basket return” is the percentage change from the starting level to the ending level, calculated as follows: ending level – starting level starting level
Absolute Value Return:	The “absolute value return” is the absolute value of the basket return. For example, a -5.00% basket return will result in a +5.00% absolute value return.
Buffer Amount:	15%
Threshold Level:	85.00, which is equal to 85% of the starting level

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Starting Level:	100.00
Ending Level:

The “ending level” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of (A) 40% of the basket component return of the EURO STOXX 50® Index; (B) 25% of the basket component return of the Nikkei 225 Index; (C) 17.50% of the basket component return of the FTSE® 100 Index; (D) 10% of the basket component return of the Swiss Market Index; and (E) 7.50% of the basket component return of the S&P/ASX 200 Index.

Because the EURO STOXX 50® Index makes up 40% of the ending level, we expect that generally the market value of your securities and your maturity payment amount will depend to a greater extent on the performance of the EURO STOXX 50® Index than the other basket components.

Basket Component Return:

The “basket component return” with respect to each basket component is the percentage change from its initial basket component level to its final basket component level, calculated as follows:

final basket component level – initial basket component level initial basket component level

Initial Basket Component Level:

With respect to the EURO STOXX 50® Index: 5,911.53, its closing level on the pricing date

With respect to the Nikkei 225 Index: 62,713.65, its closing level on the pricing date

With respect to the FTSE® 100 Index: 10,233.07, its closing level on the pricing date

With respect to the Swiss Market Index: 13,100.63, its closing level on the pricing date

With respect to the S&P/ASX 200 Index: 8,744.353, its closing level on the pricing date

Final Basket Component Level:

With respect to the EURO STOXX 50® Index: its closing level on the calculation day

With respect to the Nikkei 225 Index: its closing level on the calculation day

With respect to the FTSE® 100 Index: its closing level on the calculation day

With respect to the Swiss Market Index: its closing level on the calculation day

With respect to the S&P/ASX 200 Index: its closing level on the calculation day

Closing Level:	With respect to each basket component, “closing level” has the meaning set forth under “The Underlyings — Indices — Certain Definitions” in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	46660TMX5
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045240/ea0285802-22_424b2.pdf
•	Underlying supplement no. 1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Basket,” “The EURO STOXX 50® Index,” “The Nikkei 225 Index,” “The FTSE® 100 Index,” “The Swiss Market Index” and “The S&P/ASX 200 Index” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You understand that (i) the absolute value return feature applies only if the basket decreases from the starting level but not by more than the buffer amount, (ii) any positive return in the event that the ending level is less than the starting level is limited to 15% and (iii) any decline in the ending level from the starting level by more than the buffer amount will result in a loss, rather than a positive return, on the securities.
▪	You anticipate that the ending level of the basket will be greater than the starting level, and you are willing and able to accept the risk that, if the ending level of the basket is less than the starting level by more than the buffer amount, you will lose up to 85% of the principal amount of your securities at maturity.
▪	You are willing and able to accept that any potential return on the securities if the basket has appreciated is limited to the maximum upside return.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the basket components, nor will you have any voting rights with respect to the securities composing the basket components.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You are unwilling or unable to accept that (i) the absolute value return feature applies only if the basket decreases from the starting level but not by more than the buffer amount, (ii) any positive return in the event that the ending level is less than the starting level is limited to 15% or (iii) any decline in the ending level from the starting level by more than the buffer amount will result in a loss, rather than a positive return, on the securities.
▪	You anticipate that the ending level of the basket will be less than the starting level, or you are unwilling or unable to accept the risk that, if the ending level of the basket is less than the starting level by more than the buffer amount, you will lose up to 85% of the principal amount of your securities at maturity.
▪	You seek an investment with uncapped exposure to any positive performance of the basket.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the basket components.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement and the “Risk Factors” sections in the accompanying prospectus supplement and product supplement. For more information about the basket and the basket components, please see the sections titled “The Basket,” “The EURO STOXX 50® Index,” “The Nikkei 225 Index,” “The FTSE® 100 Index,” “The Swiss Market Index” and “The S&P/ASX 200 Index” below.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Is the ending level greater than the starting level?
Yes
You will receive per security $1,000 *plus* the lesser of:
(i) $1,000 × basket return × upside participation rate; and
(ii) the maximum upside return
No
Is the ending level greater than or equal to the threshold level?
Yes
You will receive per security:
$1,000 + ($1,000 × absolute value return of the basket)
No
You will receive per security:
$1,000 + [$1,000 × (basket return + buffer amount)]
In this case, you will lose up to 85% of the principal amount of your securities at maturity.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the basket, the basket components or their components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Ending Level of the Basket Is Less Than the Threshold Level, You Will Lose Up to 85% of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. The return on the securities at maturity is linked to the performance of the basket and will depend on whether, and the extent to which, the basket has appreciated or depreciated. If the ending level of the basket is less than the threshold level, you will lose 1% of the principal amount of the securities for every 1% that the ending level is less than the threshold level (expressed as a percentage of the starting level). Accordingly, under these circumstances, you will lose up to 85% of your principal amount at maturity.
•	Your Return Will Be Limited to the Maximum Upside Return and May Be Lower Than the Return on a Direct Investment in the Securities Composing the Basket Components If the Basket Return Is Positive — If the ending level of the basket is greater than the starting level, for each $1,000 security, you will receive at maturity $1,000 plus an additional return that will not exceed the maximum upside return, regardless of the appreciation of the basket, which may be significant. Therefore, your return on the securities may be lower than the return on a direct investment in the securities composing the basket components.
•	Your Potential for a Positive Return from Depreciation of the Basket Is Limited — The absolute value return feature applies only if the ending level is less than the starting level but greater than or equal to the threshold level, which is equal to 85% of the starting level. Therefore, any potential return on the securities in the event that the ending level is less than the starting level is limited to 15%. Any decline in the ending level from the starting level by more than the buffer amount will result in a loss, rather than a positive return, on the securities.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Activities and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
•	Changes in the Levels of the Basket Components May Offset Each Other — The securities are linked to an unequally weighted basket consisting of the basket components. Movements in the levels of the basket components may or may not be correlated with each other. At a time when the level of one basket component increases, the levels of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the ending level, an increase in the level of one basket component may be moderated, or more than offset, by a lesser increase or decline in the levels of one or more of the other basket components. There can be no assurance that the ending level will be higher than the starting level. Even if one basket component appreciates significantly over the term of the securities, you may lose some or most of your principal amount at stated maturity. In addition, because the basket components are unequally weighted, increases in the final basket component levels of the lower-weighted basket components may be offset by even small decreases in the final basket component level of the more heavily weighted basket component.
•	Correlation of Performances Among the Basket Components May Reduce the Performance of the Securities — There may be high correlation of movements in the basket components during periods of negative returns, which could have an adverse effect on your return on the securities. However, the movements in the basket components may become uncorrelated in

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

the future.  Accordingly, at a time when the level of one basket component increases, the levels of one or more of the other basket components may not increase as much or may even decline.  See “— Changes in the Levels of the Basket Components May Offset Each Other” above.

•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the securities included in the basket components would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — The U.S. federal income tax consequences of an investment in certain program securities are uncertain” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

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•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the basket, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the basket components;
•	the time to maturity of the securities;
•	the dividend rates on the equity securities included in the basket components;
•	interest and yield rates in the market generally;
•	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the basket components trade and the correlation among those rates and the levels of the basket components;
•	the actual and expected positive or negative correlation among the basket components, or the actual or expected absence of any such correlation; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

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Principal at Risk Securities Linked to a Basket due November 13, 2028

Risks Relating to the Basket

•	The Securities Are Subject to Non-U.S. Securities Risk — The equity securities included in the basket components have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
•	No Direct Exposure to Fluctuations in Foreign Exchange Rates — The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the basket components are based, although any currency fluctuations could affect the performance of the basket components.
•	The Maturity Payment Amount Will Depend upon the Performance of the Basket and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	You Will Have No Ownership Rights in the Basket Components or Any of the Securities Underlying the Basket Components. Investing in the securities is not equivalent to investing directly in any or all of the securities underlying the basket components or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Levels of the Basket and the Basket Components Should Not Be Taken as an Indication of the Future Performance of the Basket and the Basket Components During the Term of the Securities.
•	The Sponsor of a Basket Component May Adjust That Basket Component in a Way That Affects Its Level, and No Basket Component Sponsor Has an Obligation to Consider Your Interests.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Included in the Basket Components.
•	We and Our Affiliates Have No Affiliation with Any Basket Component Sponsor and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level.

The hypothetical initial basket component level of each basket component of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial basket component level of that basket component. The actual initial basket component level of each basket component is its closing level on the pricing date and is specified under “Terms of the Securities — Initial Basket Component Level” in this pricing supplement. For historical data regarding the actual closing levels of the basket components, please see the historical information set forth under “The EURO STOXX 50® Index,” “The Nikkei 225 Index,” “The FTSE® 100 Index,” “The Swiss Market Index” and “The S&P/ASX 200 Index” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities.

Upside Participation Rate:	100.00%
Maximum Upside Return:	34.55% of the principal amount per security
Starting Level:	100.00
Threshold Level:	85.00 (85% of the starting level)
Hypothetical Initial Basket Component Level:	For each basket component, 100.00
Buffer Amount:	15%

Hypothetical Payout Profile

100% of basket return, subject to the maximum upside return
34.55%
100% of the absolute value return of the basket for decrease of not more than 15%
-15%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Basket Return at Maturity
Hypothetical Security Return
Hypothetical Basket Return

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Hypothetical Returns

Hypothetical ending level	Hypothetical basket return	Hypothetical absolute value return of the basket	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
150.00	50.00%	N/A	$1,345.50	34.55%
140.00	40.00%	N/A	$1,345.50	34.55%
134.55	34.55%	N/A	$1,345.50	34.55%
130.00	30.00%	N/A	$1,300.00	30.00%
120.00	20.00%	N/A	$1,200.00	20.00%
110.00	10.00%	N/A	$1,100.00	10.00%
105.00	5.00%	N/A	$1,050.00	5.00%
102.50	2.50%	N/A	$1,025.00	2.50%
100.00	0.00%	0.00%	$1,000.00	0.00%
97.50	-2.50%	2.50%	$1,025.00	2.50%
95.00	-5.00%	5.00%	$1,050.00	5.00%
90.00	-10.00%	10.00%	$1,100.00	10.00%
85.00	-15.00%	15.00%	$1,150.00	15.00%
84.00	-16.00%	N/A	$990.00	-1.00%
80.00	-20.00%	N/A	$950.00	-5.00%
70.00	-30.00%	N/A	$850.00	-15.00%
60.00	-40.00%	N/A	$750.00	-25.00%
50.00	-50.00%	N/A	$650.00	-35.00%
25.00	-75.00%	N/A	$400.00	-60.00%
0.00	-100.00%	N/A	$150.00	-85.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Hypothetical Examples

Example 1. The hypothetical ending level of the basket is greater than the starting level, and the maturity payment amount is greater than the principal amount and reflects a return that is less than the maximum upside return:

	EURO STOXX 50® Index	Nikkei 225 Index	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical final basket component level:	115.00	107.50	108.00	109.00	100.00
Hypothetical basket component return (final basket component level – initial basket component level)/ initial basket component level:	15.00%	7.50%	8.00%	9.00%	0.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (15.00% × 40.00%) + (7.50% × 25.00%) + (8.00% × 17.50%) + (9.00% × 10.00%) + (0.00% × 7.50%)] = 110.18

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:

(i)        $1,000 × basket return × upside participation rate

$1,000 × 10.18% × 100.00%

= $101.80; and

(ii)        the maximum upside return of $345.50

On the stated maturity date, you would receive $1,101.80 per security.

Example 2. The hypothetical ending level of the basket is greater than the starting level, and the maturity payment amount is greater than the principal amount and reflects a return equal to the maximum upside return:

	EURO STOXX 50® Index	Nikkei 225 Index	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical final basket component level:	145.00	150.00	110.00	140.00	110.00
Hypothetical basket component return (final basket component level – initial basket component level)/ initial basket component level:	45.00%	50.00%	10.00%	40.00%	10.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (45.00% × 40.00%) + (50.00% × 25.00%) + (10.00% × 17.50%) + (40.00% × 10.00%) + (10.00% × 7.50%)] = 137.00

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:

(i)        $1,000 × basket return × upside participation rate

$1,000 × 37.00% × 100.00%

= $370.00; and

(ii)        the maximum upside return of $345.50

On the stated maturity date, you would receive $1,345.50 per security, which is the maximum maturity payment amount.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Example 3. The hypothetical ending level of the basket is less than the starting level but greater than the threshold level, and the maturity payment amount is greater than the principal amount and reflects the absolute value return of the basket:

	EURO STOXX 50® Index	Nikkei 225 Index	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical final basket component level:	60.00	110.00	120.00	110.00	110.00
Hypothetical basket component return (final basket component level – initial basket component level)/ initial basket component level:	-40.00%	10.00%	20.00%	10.00%	10.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-40.00% × 40.00%) + (10.00% × 25.00%) + (20.00% × 17.50%) + (10.00% × 10.00%) + (10.00% × 7.50%)] = 91.75

Because the hypothetical ending level is less than the starting level, but not by more than the buffer amount, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × absolute value return of the basket)

$1,000 + ($1,000 × 8.25%)

= $1,082.50

On the stated maturity date, you would receive $1,082.50 per security.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Example 4. The hypothetical ending level of the basket is less than the threshold level, and the maturity payment amount is less than the principal amount:

	EURO STOXX 50® Index	Nikkei 225 Index	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical initial basket component level:	100.00	100.00	100.00	100.00	100.00
Hypothetical final basket component level:	60.00	50.00	50.00	10.00	50.00
Hypothetical basket component return (final basket component level – initial basket component level)/ initial basket component level:	-40.00%	-50.00%	-50.00%	-90.00%	-50.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-40.00% × 40.00%) + (-50.00% × 25.00%) + (-50.00% × 17.50%) + (-90.00% × 10.00%) + (-50.00% × 7.50%)] = 50.00

Because the hypothetical ending level is less than the starting level by more than the buffer amount, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (basket return + buffer amount)]

$1,000 + [$1,000 × (-50.00% + 15%)]

= $650.00

On the stated maturity date, you would receive $650.00 per security.

If the ending level of the basket is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the basket in excess of the buffer amount, and you will lose some, and possibly up to 85%, of the principal amount of your securities at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

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The Basket

The basket will represent a portfolio of the following basket components, with the return of each basket component having the weighting noted parenthetically: the EURO STOXX 50® Index (40%), the Nikkei 225 Index (25%), the FTSE® 100 Index (17.50%), the Swiss Market Index (10%) and the S&P/ASX 200 Index (7.50%). The level of the basket will increase or decrease depending upon the aggregate performance of the basket components. For more information regarding the basket components, see “The EURO STOXX 50® Index,” “The Nikkei 225 Index,” “The FTSE® 100 Index,” “The Swiss Market Index” and “The S&P/ASX 200 Index.” The basket does not reflect the performance of all major securities markets.

While historical information on the level of the basket does not exist, the following graph sets forth the hypothetical historical daily levels of the basket for the period from January 4, 2021 through May 8, 2026, assuming that the basket was constructed on January 4, 2021 with a starting level of 100 and that each of the basket components had the applicable weighting as of that day. We obtained the closing levels used in the graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the levels of the basket during any period shown below is not an indication that the percentage change in the level of the basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the basket.

There can be no assurance that the performance of the basket will not result in a loss of the principal amount of the securities.

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The EURO STOXX 50® Index

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. The EURO STOXX 50® Index and STOXX are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. For additional information about the EURO STOXX 50® Index, see “Equity Index Descriptions — The STOXX Benchmark Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the EURO STOXX 50® Index based on the daily historical closing levels of the EURO STOXX 50® Index from January 4, 2021 through May 8, 2026. The closing level of the EURO STOXX 50® Index on May 8, 2026 was 5,911.53. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index on the calculation day. There can be no assurance that the performance of the EURO STOXX 50® Index will not result in a loss of the principal amount of the securities.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

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The Nikkei 225 Index

The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is based on 225 underlying stocks (the “Nikkei underlying stocks”) trading on the Tokyo Stock Exchange (“TSE”) Prime Market, representing a broad cross-section of Japanese industries. All Nikkei underlying stocks are stocks listed on the TSE Prime Market. Stocks listed on the TSE Prime Market are among the most actively traded stocks on the TSE. For additional information about the Nikkei 225 Index, see “Equity Index Descriptions ― The Nikkei 225 Index” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Nikkei 225 Index based on the daily historical closing levels of the Nikkei 225 Index from January 4, 2021 through May 8, 2026. The closing level of the Nikkei 225 Index on May 8, 2026 was 62,713.65. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the Nikkei 225 Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Nikkei 225 Index on the calculation day. There can be no assurance that the performance of the Nikkei 225 Index will not result in a loss of the principal amount of the securities.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

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The FTSE® 100 Index

The FTSE® 100 Index is an index calculated, published and disseminated by FTSE Russell, a company owned wholly by the London Stock Exchange Group plc. The FTSE® 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange. For additional information about the FTSE® 100 Index, see “Equity Index Descriptions — The FTSE® 100 Index” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the FTSE® 100 Index based on the daily historical closing levels of the FTSE® 100 Index from January 4, 2021 through May 8, 2026. The closing level of the FTSE® 100 Index on May 8, 2026 was 10,233.07. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the FTSE® 100 Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the FTSE® 100 Index on the calculation day. There can be no assurance that the performance of the FTSE® 100 Index will not result in a loss of the principal amount of the securities.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

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The Swiss Market Index

The Swiss Market Index (“SMI®”) is a free-float adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI® comprises the 20 most highly capitalized and liquid stocks of the Swiss Performance Index®. For additional information about the Swiss Market Index, see “Equity Index Descriptions — The Swiss Market Index” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Swiss Market Index based on the daily historical closing levels of the Swiss Market Index from January 4, 2021 through May 8, 2026. The closing level of the Swiss Market Index on May 8, 2026 was 13,100.63. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the Swiss Market Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Swiss Market Index on the calculation day. There can be no assurance that the performance of the Swiss Market Index will not result in a loss of the principal amount of the securities.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

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The S&P/ASX 200 Index

The S&P/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization, and is widely considered Australia’s benchmark index. For additional information about the S&P/ASX 200 Index, see “Equity Index Descriptions — The S&P/ASX 200 Index” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the S&P/ASX 200 Index based on the daily historical closing levels of the S&P/ASX 200 Index from January 4, 2021 through May 8, 2026. The closing level of the S&P/ASX 200 Index on May 8, 2026 was 8,744.353. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the S&P/ASX 200 Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P/ASX 200 Index on the calculation day. There can be no assurance that the performance of the S&P/ASX 200 Index will not result in a loss of the principal amount of the securities.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Tax Considerations

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.  Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations.  Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”).  Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m).  Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Market Linked Securities — Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket due November 13, 2028

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.